      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998

                                                            REGISTRATION NO.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                             DANIEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                               75-1547355
(State or other jurisdiction                                (I.R.S Employer
incorporation or organization)                              Identification No.)


                              9753 PINE LAKE DRIVE
                              HOUSTON, TEXAS 77055
                    (Address of Principal Executive Offices)

                             DANIEL INDUSTRIES, INC.
                             1997 STOCK OPTION PLAN

                             DANIEL INDUSTRIES, INC.
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                JAMES M. TIDWELL
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             DANIEL INDUSTRIES, INC.
                              9753 PINE LAKE DRIVE
                              HOUSTON, TEXAS 77055
                     (Name and address of agent for service)

                                 (713) 467-6000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


===============================================================================================================================
   TITLE OF SECURITIES TO          AMOUNT TO BE         PROPOSED MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF REGISTRATION
      BE REGISTERED                 REGISTERED         OFFERING PRICE PER    AGGREGATE OFFERING PRICE             FEE
                                                            UNIT (1)                    (1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock  $1.25 par value     850,000 shares (2)         $20.25                $17,212,500                  $5,078
===============================================================================================================================

(1) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of a share of Common Stock as reported by the New York Stock Exchange on May 28, 1998.
(2) Includes (i) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Employee Stock Option Plan and the Non-Employee Director Stock Option Plan and (ii) the Common Stock purchase rights associated with the shares of Common Stock being registered (the "Rights").

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  Incorporation of Documents by Reference

         The following documents previously filed by Daniel Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

         (a) Annual Report on Form 10-K for the fiscal year ended
December 31, 1997;

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (c) The description of the Company's Common Stock contained in its Registration of Securities of Certain Successor Issuers on Form 8-B dated May 5, 1988; and

         The description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A filed June 5, 1990.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the filing of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities

         Not applicable

ITEM 5.  Interests of Named Experts and Legal Counsel

         Certain legal matters in connection with the securities offered hereby are being passed upon for the Registrant by Katie-Pat Bowman, General Counsel to the Company. Ms. Bowman owns 2,000 shares of Common Stock, subject to forfeiture in the event she does not continue in the Company's employ in accordance with the vesting restriction of her award under the Company's Stock Award Plan, and holds options to purchase 25,000 shares of Common Stock, none which are currently exercisable.

ITEM 6.  Indemnification of Directors and Officer

         The Company's Certificate of Incorporation contains a provision that eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director, except liability (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Except as set forth above, if a director were to breach his fiduciary duty in performing his duties as a director, neither the Company nor its stockholders could recover monetary damages from the director, and the only course of action available to the

Company's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy may be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and the Company would have no effective remedy against the directors. The Company's Certificate of Incorporation further provides that, if the Delaware General Corporation Law is amended to allow the further elimination or limitation of the liability of directors, then the liability of the Company's directors shall be limited or eliminated to the fullest extent permitted by the amended Delaware General Corporation Law.

         Article IX of the Company's By-laws provides that each person who is or was a director or officer of the Company, or who serves or served any other enterprise or organization as such at the request of the Company, shall be indemnified by the Company to the fullest extent permitted by the Delaware General Corporation Law.

         Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy, which provides coverage in the amount of $10,000,000, subject to a deductible of $175,000 per loss for securities activities ($75,000 deductible per loss for all other activities not specifically excluded) and excludes coverage for dishonest, fraudulent or criminal acts and situations where the officer or director gained a personal advantage or profit.

ITEM 7.  Exemption from Registration Claimed

         Not applicable

ITEM 8.  Exhibits

4.1 Purchase Agreement dated as of December 5, 1988, between the Company and The Variable Annuity Life Insurance Company, The Mutual Benefit Life Insurance Company, MONY Life Insurance Company of America and MONY Legacy Life Insurance Company (including the form of the Company's Senior Notes in the aggregate in the principal amount of $20,000,000) (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1988, and hereby incorporated by reference herein).


4.2 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B dated May 5, 1988, and hereby incorporated by reference herein).

4.3      Amendment to Certificate of Incorporation of the Company (filed as
         Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 12, 1996, and hereby incorporated by reference herein).

   4.4   By-laws of the Company, as amended through June 1, 1997 (filed as
         Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated by reference herein).

   4.5 Certificate of Designation, Powers, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as Exhibit 3.3 on Daniel's Form 8 amending its Annual Report on Form 10-K for the year ended September 30, 1990, and hereby incorporated by reference herein).

   4.6 Rights Agreement dated as of May 31, 1990, between the Company and Wachovia Bank and Trust Company, N.A., as Rights Agent (filed as
         Exhibit 1 to the Company's Registration of Certain Classes of Securities on Form 8-A filed June 5, 1990, and hereby incorporated by reference herein).

   4.7 Daniel Industries, Inc. 1997 Stock Option Plan (including standard form of Incentive Stock Option Agreement used in connection therewith).

   4.8 Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan (including standard form of Stock Option Agreement used in connection therewith).

   5.1   Opinion of Katie-Pat Bowman, regarding legality of securities.

  23.1   Consent of Katie-Pat Bowman (included in Exhibit 5.1).

  23.2   Consent of Price Waterhouse LLP.

  24.1   Powers of Attorney (contained on page II-5 and II-6 hereof).

ITEM 22.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 15th day of May, 1998.

                                             DANIEL INDUSTRIES, INC.


                                             By /s/ Alex Newton
                                                ------------------------------
                                                  Alex Newton
                                                President and  Chief
                                                 Operating Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James M. Tidwell his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               SIGNATURE                                        TITLE                              DATE
               ---------                                        -----                              ----

       /s/ Ronald C. Lassiter                 Chief Executive Officer and Chairman of          May 26, 1998
---------------------------------------       the Board (Principal Executive Officer)
           Ronald C. Lassiter

        /s/ James M. Tidwell                  Executive Vice President and Chief               May 26, 1998
---------------------------------------       Financial Officer (Principal Financial
            James M. Tidwell                  Officer)

        /s/ Wilfred M. Krenek                 Controller (Principal Accounting Officer)        May 26, 1998
---------------------------------------
            Wilfred M. Krenek

         /s/ Nathan M. Avery                  Director                                         May 14, 1998
---------------------------------------
             Nathan M. Avery



       /s/ Michael M. Carroll                 Director                                         May 26, 1998
---------------------------------------
           Michael M. Carroll

                                              Director                                         May __, 1998
---------------------------------------
              Ralph F. Cox

        /s/ Gibson Gayle, Jr.                 Director                                         May 26, 1998
---------------------------------------
            Gibson Gayle, Jr.

                                              Chairman Emeritus and a Director                 May __, 1998
---------------------------------------
              W.A. Griffin

         /s/ Thomas J. Keefe                  Director                                         May 26, 1998
---------------------------------------
             Thomas J. Keefe

       /s/ Leo E. Linbeck, Jr.                Director                                         May 26, 1998
---------------------------------------
           Leo E. Linbeck, Jr.

        /s/ Brian E. O'Neill                  Director                                         May 26, 1998
---------------------------------------
            Brian E. O'Neill

                                 EXHIBIT INDEX
EXHIBIT
 NUMBER                       DESCRIPTION
--------                      -----------

   4.1 Purchase Agreement dated as of December 5, 1988, between the Company and The Variable Annuity Life Insurance Company, The Mutual Benefit Life Insurance Company, MONY Life Insurance Company of America and MONY Legacy Life Insurance Company (including the form of the Company's Senior Notes in the aggregate in the principal amount of $20,000,000) (filed as Exhibit 4.3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1988, and hereby incorporated by reference herein).

   4.2 Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company's Registration of Securities of Certain Successor Issuers on Form 8-B dated May 5, 1988, and hereby incorporated by reference herein).

   4.3   Amendment to Certificate of Incorporation of the Company (filed as
         Exhibit 4.1 to the Company's Current Report on Form 8-K dated December 12, 1996, and hereby incorporated by reference herein).

   4.4   By-laws of the Company, as amended through June 1, 1997 (filed as
         Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated by reference herein).

   4.5 Certificate of Designation, Powers, Preferences and Rights of Series A Junior Participating Preferred Stock (filed as Exhibit 3.3 on Daniel's Form 8 amending its Annual Report on Form 10-K for the year ended September 30, 1990, and hereby incorporated by reference herein).

   4.6 Rights Agreement dated as of May 31, 1990, between the Company and Wachovia Bank and Trust Company, N.A., as Rights Agent (filed as
         Exhibit 1 to the Company's Registration of Certain Classes of Securities on Form 8-A filed June 5, 1990, and hereby incorporated by reference herein).

   4.7 Daniel Industries, Inc. 1997 Stock Option Plan (including standard form of Incentive Stock Option Agreement used in connection therewith).

   4.8 Daniel Industries, Inc. 1997 Non-Employee Director Stock Option Plan (including standard form of Stock Option Agreement used in connection therewith).

   5.1   Opinion of Katie-Pat Bowman, regarding legality of securities.

  23.1   Consent of Katie-Pat Bowman (included in Exhibit 5.1).

  23.2   Consent of Price Waterhouse LLP.

  24.1   Powers of Attorney (contained on page II-6 and II-7 hereof).